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                                                                Exhibit 23 (iii)

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the references to us under the headings "Oil and Gas Producing Operations: and "Oil and Gas Reserves" in the Annual Report on Form 10-K of KCS Energy, Inc. for the year ended December 31, 1996.



                                             H. J. Gruy and Associates, Inc.




Houston, Texas
March 26, 1997